NATIONAL FUEL GAS COMPANY

                                   TOPHAT PLAN


                            Effective March 20, 1997


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                            NATIONAL FUEL GAS COMPANY
                                   TOPHAT PLAN

                                Table of Contents
                                -----------------

                                                                        Page
                                                                        ----

Preamble................................................................ 1

Article 1 - Definitions
 1.1    Base Salary..................................................... 2
 1.2    Beneficiary..................................................... 2
 1.3    Code............................................................ 2
 1.4    Committee....................................................... 2
 1.5    Company......................................................... 2
 1.6    DCP Plan........................................................ 2
 1.7    Employer........................................................ 2
 1.8    ERP............................................................. 2
 1.9    Legal Limits.................................................... 2
 1.10  Maximum Matching Contribution Percentage......................... 3
 1.11  Participant...................................................... 3
 1.12  Plan............................................................. 3
 1.13  Plan Year........................................................ 3
 1.14  Retirement and Retire............................................ 3
 1.15  Retirement Benefit Date.......................................... 3
 1.16  Retirement Plan.................................................. 3
 1.17  TDSP............................................................. 4
 1.18  Termination of Employment........................................ 4

Article 2 - Benefits Provided
 2.1   Coordination With Other Benefits................................. 5
 2.2   TDSP-Related Tophat Benefits..................................... 5
         (a)  Match of DCP Plan Deferrals............................... 5
         (b)  Match on Legally Restricted Contributions................. 5
         (c)  Example................................................... 6
 2.3   Retirement Plan-Related Tophat Benefits.......................... 7
         (a)  Tophat.................................................... 7
         (b)  Example................................................... 7

Article 3 - Participants' Termination of Employment
 3.1  TDSP-Related Tophat Benefits...................................... 9
        (a)  Termination................................................ 9
        (b)  Death...................................................... 9
 3.2  Retirement Plan-Related Tophat Benefits........................... 9
        (a)  Termination................................................ 9
        (b)  Retirement................................................. 9
        (c)  Death...................................................... 9

Article 4 - Beneficiary Designation
 4.1   Beneficiary Designation...........................................11
 4.2   Change of Beneficiary Designation.................................11
 4.3   No Beneficiary Designation........................................11
 4.4   Effect of Payment.................................................11

Article 5 - Termination and Modification
 5.1   Termination and Amendment.........................................12
 5.2    Limited Power of President to Amend Plan.........................12

Article 6 - Administration
 6.1   Committee Duties..................................................13
 6.2   Agents............................................................13
 6.3   Binding Effect of Decisions.......................................13
 6.4   Indemnity of Committee............................................13

Article 7 - Miscellaneous
 7.1   Unsecured General Creditor........................................14
 7.2   Nonassignability..................................................14
 7.3   Not a Contract of Employment......................................14
 7.4   Health Information................................................14
 7.5   Governing Law.....................................................14
 7.6   Withholding.......................................................14
 7.7   Binding Effect....................................................15
 7.8   Borrowing.........................................................15
 7.9   Validity..........................................................15
 7.10  Incapacity of Person Entitled to Payment..........................15
 7.11  Captions..........................................................15
 7.12  Construction......................................................15

                            NATIONAL FUEL GAS COMPANY
                                   TOPHAT PLAN

                                    Preamble
                                    --------

                  National Fuel Gas Company has adopted the National Fuel Gas Company Tophat Plan ("Plan") to help attract and retain high caliber employees in high-level management positions, to provide such employees with a tax-favored vehicle to accumulate assets and to enhance retirement benefits, to restore benefits lost to employees under the TDSP as a result of their participation in the DCP Plan or as a result of the effect of Legal Limits upon their receipt of Company matching contributions in the TDSP, and to restore benefits lost to employees under the Retirement Plan as a result of their participation in the DCP Plan (with respect to persons not eligible for the ERP). Notwithstanding the above, the only employees eligible to receive benefits under this Plan are highly-compensated employees as defined by the Internal Revenue Code and its corresponding regulations, as the same may be amended from time to time.

                  The tophat benefits provided by this Plan were previously contained within the DCP Plan. These tophat benefits have now been segregated into this separate Plan document, in part because federal legislation enacted in 1996 (which limits the ability of states to impose a source tax on retirement benefits earned within such states) may penalize employees unless the provisions authorizing tophat benefits are reflected in a separate plan, and in part to more fully and accurately describe the tophat benefits.

                                    ARTICLE 1
                                   Definitions
                                   -----------

                  For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Base Salary" shall mean gross cash compensation per regular payroll period, including salary continuation payments made by an Employer on account of sickness or accident, which are paid to a Participant for employment services rendered to an Employer, before reduction for compensation deferred pursuant to the National Fuel Gas Company Deferred Compensation Plan or pursuant to the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, and shall also include payments made to a participant pursuant to the Company's Annual At Risk Compensation Incentive Program or a successor plan thereto (but only with respect to TDSP-Related Tophat Benefits), but shall exclude all other fees, bonuses, commissions, special, extra or nonperiodic compensation in any form.

1.2             "Beneficiary"   shall  mean  the  person,   persons,  or  entity
                designated by the Participant to receive any benefits payable under this Plan upon the death of a Participant.

1.3             "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.4 "Committee" shall mean the committee appointed to manage and administer the Plan in accordance with its provisions of Article 6.

1.5 "Company" shall mean National Fuel Gas Company and all successor companies thereto.


1.6 "DCP Plan" shall mean the National Fuel Gas Company Deferred Compensation Plan, as amended from time to time or any successor thereto.

1.7 "Employer" shall mean the Company and each of its subsidiaries which has one or more eligible employees who have been selected to participate in the Plan.

1.8 "ERP" shall mean the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan, as amended from time to time or any successor thereto.

1.9 "Legal Limits" shall mean (i) the provisions of the Retirement Plan and applicable section(s) of the Code that prevent the Retirement Plan from including, in calculating "Final Average Pay," compensation deferred pursuant to the DCP Plan, (ii) the maximum amount of annual compensation of an employee that may be taken into account under the Retirement Plan in accordance with
                Section 401(a)(17) of the Code, as amended and supplemented, and the implementing provisions of the Retirement Plan, but only with respect to Participants who are not members under the ERP,
                (iii)  the  annual   limits   imposed  by  Sections   401(k)(3),

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                401(a)(17),  402(g) or 415 of the Code,  or a  successor  to any such sections, and/or (iv) the corresponding requirements of the Employment Retirement Income Security Act of 1974, as amended
                ("ERISA"),   respecting  the  Retirement   Plan  and  respecting
                deferrals under and employer matching contributions to the TDSP.

1.10            "Maximum  Matching  Contribution   Percentage"  shall  mean  the
                maximum employer matching contribution percentage to which a Participant would be entitled under the TDSP.

1.11 "Participant" shall mean any person currently or formerly in the regular full-time employment of an Employer,

                  (a) (i) who was made eligible to defer compensation under the DCP Plan by the President of the Company or is eligible to participate in the TDSP; (ii) who has deferred compensation under one or both of such Plans; (iii) who has lost benefits under the TDSP as a result of Legal Limits; and (iv) whose Accounts have not been completely distributed to him or her;

                           or

                  (b) (i) who has vested in his or her benefits under the Retirement Plan; (ii) who has lost benefits under the Retirement Plan as a result of Legal Limits; (iii) whose Retirement Plan benefits have not been completely distributed to him or her; and (iv) who is not a member under the ERP.

1.12 "Plan" shall mean the National Fuel Gas Company Tophat Plan, as amended from time to time.


1.13            "Plan  Year"  shall  mean  the  12   consecutive   month  period
                commencing on August 1 and ending on the next following July 31.

1.14 "Retirement" and "Retire" shall mean severance from employment with the Employer at or after the attainment of age fifty-five
                (55), or prior thereto pursuant to the disability retirement provisions of the National Fuel Gas Company Retirement Plan ("Retirement Plan").

1.15            "Retirement  Benefit  Date"  shall  mean the  date at which  the
                Retired Participant has commenced retirement under the Retirement Plan or a successor plan thereto; i.e., the date as of which he or she first receives retirement benefits.

1.16 "Retirement Plan" shall mean the National Fuel Gas Company Retirement Plan, as amended from time to time or any successor thereto.

1.17 "TDSP" shall mean the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, as it may be amended from time to time or any successor thereto.

1.18            "Termination   of  Employment"   shall  mean  the  cessation  of
                employment with the Company, voluntarily or involuntarily, for any reason other than Retirement.

                                    ARTICLE 2
                                Benefits Provided
                                -----------------

2.1 Coordination With Other Benefits. The benefits provided for a Participant under the Plan are in addition to any other benefits to which the Participant may be entitled under any other plan or program of the Employer. This Plan shall supplement and shall not supersede, modify, amend, enhance or diminish any other such plan or program except as may otherwise be expressly provided.

2.2 TDSP-Related Tophat Benefits. In order to restore to Plan Participants benefits under the TDSP that are lost as a result of the Legal Limits as they affect the TDSP, the Plan provides for the following benefits, commonly known as "tophats":

                  (a)      Match of DCP Plan Deferrals.
                           ---------------------------

                           Each Participant who has elected a deferral percentage under the TDSP that otherwise would be sufficient to entitle him or her to receive the Maximum Matching Contribution Percentage under the TDSP and who defers under the DCP Plan compensation otherwise payable with respect to one or more pay periods in a DCP Plan Year shall be credited with an additional amount equal to the Participant's Maximum Matching Contribution Percentage (as determined under the TDSP) for each such pay period times the Participant's Base Salary actually deferred under the DCP Plan with respect to each such pay period, adjusted as of the end of the DCP Plan Year to reflect the change in value of his or her TDSP accounts had such amounts been actually contributed as additional employer matching contributions to the TDSP. If a Participant elects a deferral percentage under the TDSP that permits him or her to receive less than the Maximum Matching Contribution
                           Percentage, the applicable matching contribution percentage received under the TDSP shall instead be used in the manner described above to determine the amount credited to the Participant.

                  (b)      Match on Legally Restricted Contributions.
                           -----------------------------------------

                           (i) Each Participant who has elected a deferral percentage under the TDSP that otherwise would be sufficient to entitle him or her to receive the Maximum Matching Contribution Percentage under the TDSP and who is prevented, as a result of Legal Limits from making additional elective deferrals under the TDSP and thus receiving the maximum employer matching contribution to which he or she would otherwise be entitled under the TDSP, shall be credited with an additional amount equal to the employer matching contributions  foregone  (i.e.,  that  would
                                    have been  received if  additional  elective
                                    deferrals under the TDSP not subject to such
                                    legal  limits  could  have  been  made).  In
                                    determining     the    employer     matching
                                    contribution  forgone  for  purposes of this
                                    clause,  it shall be  assumed  that the TDSP
                                    Maximum  Matching  Contribution   Percentage
                                    applies  to Base  Salary as  defined  in the
                                    Plan,  and that the legal  limits  would not
                                    have  permitted  the   application  of  such
                                    percentage under the TDSP to any part of the excess of Base Salary under this Plan over Base Salary as defined in the TDSP with respect to any Participant. However, this paragraph when operated in conjunction with paragraph (a) shall not result in a "double tophat" respecting deferrals under the DCP Plan.

                           (ii) The amount credited hereunder shall be adjusted as of the end of the Plan Year to reflect the change in value that the TDSP accounts would have had, had such amounts credited hereunder been actually contributed as additional employer matching contributions to the TDSP.

                           (iii) If a participant elects a deferral percentage under the TDSP that is less than the Maximum Matching Contribution Percentage, the applicable matching contribution percentage received under the TDSP shall instead be used in the manner described above to determine the amount credited to the Participant.

                  (c)      Example.
                           -------

                           This example shall illustrate how the "tophat" provisions of this Section are to be applied. Assume that a particular Plan participant's DCP Plan deferral percentage for an entire calendar year is 10%, that his or her TDSP deferral percentage (salary contribution percentage) is 7%, and that his or her Maximum Matching Contribution Percentage under the TDSP is 6%. Also assume that his or her Base Salary as defined in the Plan for that calendar year is
                           $420,000   (i.e.,   $300,000  base  annual  pay  plus
                           $120,000 paid under the Annual At Risk Compensation Incentive Program), that his or her Base Salary as defined in the TDSP for the same period is $270,000 ($300,000 minus the 10% DCP Plan deferral) that the Code ss.401(a)(17) limit for that year is $150,000, that the Code ss.402(g) limit is $9,500 for that year, and that the Code ss.401(k)(3) and ss.415 limits do not adversely affect the Plan participant in this example. Also, assume that there are no distortions caused by the operation of the DCP Plan or this Plan on a Plan Year basis and the TDSP's use of a calendar year.

                           Applying these assumptions, under Section 2.2(a), a "tophat" is provided in the amount of 6% x (10% x $420,000), or $2,520. Under Section 2.2(b), since the

                           $9,500 per annum limit on permitted TDSP deferrals would result in the participant receiving an $8,143 Maximum Matching Contribution, whereas he or she should have received a total "tophat" under Section
                           2.2 of 6% x  $420,000,  or  $25,200  minus  the match
                           received under the TDSP, he or she should, at first blush, receive $25,200 - $8,143, or $17,057 under
                           Section 2.2(b). However, he or she has already received $2,520 by virtue of Section 2.2(a), and thus should only receive $14,537 by virtue of Section 2.2(b), for a total tophat of $17,057, and a total aggregate "employer matching contribution" of $25,200 ($8,143 in the TDSP and $17,057 by virtue of these "tophats".) In actuality, these tophat amounts will be adjusted for changes in the value of Company common stock, as further alluded to in this paragraph.

                           As can be seen by this illustration, the tophats are intended to make up for and not under- or overcompensate for Participants' losses of Maximum Matching Contribution Percentages caused by the various Legal Limits applying to, and the Base Salary definition of, the TDSP.

2.3             Retirement Plan-Related Tophat Benefits.
                ---------------------------------------

                  (a)      Tophat.
                           ------

                           Any loss of benefits to a Participant under the Retirement Plan, which results from deferrals made under the DCP Plan by the Participant, or otherwise are due to the Legal Limits, shall be restored by the Company, provided that such Participant is not also a member of the ERP. This tophat will be paid to the Participant in the same form as the annuity he or she receives under the Retirement Plan.

                  (b)      Example.
                           -------

                           An example of the Retirement Plan-related tophat benefit is as follows: Assume that a Participant eligible for this tophat retired in the year 2000, at age 60. Assume that his or her "Final Average Salary" under the Retirement Plan would have been $100,000, had he or she not participated in the DCP Plan. Assume further that, as a result of his or her participation in the DCP Plan, his or her "Final Average Salary" is reduced to $80,000. Assume further that his or her Retirement Plan annuity (expressed as a single life annuity) consequently is reduced from $3,750/month to $3,000/month. This Participant will then receive $750 per month for life under this tophat (or shall receive such other amount as may be actuarially equivalent thereto, as determined under the Retirement Plan, to reflect such other form of annuity as he or she may have selected under the Retirement Plan).

2.4 Participants shall elect to receive the TDSP tophat entitlements annually or at their Termination of Employment or Retirement.

                The Committee shall determine how and when such election shall be made; provided that such election must be irrevocable and made in advance of the tophat accrual.

2.5             Participants   shall  commence   receipt  of  their   Retirement
                Plan-Related Tophat benefits upon their Retirement or at such other times as may be established in Article IV.

2.6 The tophats shall be paid in the manner and under such terms and conditions as shall be determined by the Committee and shall in other respects also be administered by the Committee in accordance with their intent.

                                    ARTICLE 3
                     Participants' Termination of Employment
                     ---------------------------------------

3.1             TDSP-Related Tophat Benefits.
                ----------------------------

                  (a) Termination. If the Participant Retires or incurs a Termination of Employment by means other than death, such Participant shall receive a lump sum payment equal to the value of his or her TDSP-Related Tophat Benefit as of the date of such Termination of Employment or Retirement, to be paid as soon as reasonably practicable thereafter.

                  (b) Death. If the Participant incurs a Termination of Employment by reason of death, his or her Beneficiary shall receive a lump sum payment equal to the value of the Participant's TDSP-Related Tophat Benefit as of the date of such Termination of Employment, to be paid as soon as reasonably practicable thereafter.

3.2             Retirement Plan-Related Tophat Benefits.
                ---------------------------------------

                  (a)      Termination.
                           -----------

                           (i) If  the  Participant   incurs  a  Termination  of
                               Employment by means other than death, and the Participant is not vested in his or her benefits under the Retirement Plan, such Participant shall receive no benefit under this Plan.

                           (ii)If  the  Participant   incurs  a  Termination  of
                               Employment by means other than death, is less than 55 years old and is vested in his or her benefits under the Retirement Plan, such Participant shall receive a lump sum payment equal to the value of his or her Retirement
                               Plan-Related Tophat Benefit as of the date of such Termination. Such lump sum payment shall be determined using a discount rate equal to the then-current yield to maturity on 30-year Treasury securities, or in such other manner as the Committee reasonably determines.

                  (b)      Retirement.
                           ----------

                           When the Participant retires, he or she shall receive his or her Retirement Plan-Related Tophat Benefit in the same form (and with the same actuarial reduction, as appropriate) as his or her benefit under the Retirement Plan.

                  (c)      Death.
                           -----

                           (i) If  the  Participant   incurs  a  Termination  of
                               Employment by reason of death, and the Participant has no surviving spouse, no benefits shall be paid with respect to the Participant under this Plan.

                           (ii)If  the  Participant   incurs  a  Termination  of
                               Employment by reason of death, and the Participant has a surviving spouse, such surviving spouse shall receive a benefit under this Plan if and to the extent he or she receives a spouse's benefit under the Retirement Plan and deserves a Retirement Plan-Related Tophat Benefit as a result of the operation of Legal Limits. This Plan benefit shall be paid in the same form as his or her surviving spouse's benefit under the Retirement Plan.

                                    ARTICLE 4
                             Beneficiary Designation
                             -----------------------

4.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person, persons or entity as his or her primary and secondary Beneficiary or Beneficiaries.

4.2 Change of Beneficiary Designation. Any Beneficiary designation may be changed by a Participant at any time by executing and filing a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The Committee shall be entitled to rely on the last designation filed by the Participant prior to his or her death. In addition, the Committee may provide that the Beneficiary designation made under the DCP Plan and/or Retirement Plan shall apply to the respective tophats that may be provided under this Plan.

4.3 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the Participant's personal representative, executor or administrator of the Participant's estate.

4.4 Effect of Payment. The payment of benefits under the Plan to the named Beneficiary shall completely discharge the Employer's obligations under this Plan.

                                    ARTICLE 5
                          Termination and Modification
                          ----------------------------

5.1 Termination and Amendment. The Company reserves the right to terminate or amend the Plan in whole or in part at any time. Such termination or amendment shall have a binding effect on Participants and their Beneficiaries. Upon termination of the Plan, the Participants' accounts shall be paid out at such time and in such manner as the Committee deems appropriate.

5.2 Limited Power of President to Amend Plan. The President is empowered to amend, restate or otherwise change the Plan (i) as counsel may advise to be necessary or appropriate in order to ensure that the Plan continues to operate as a plan of deferred compensation for tax purposes, remains exempt from many of the provisions of ERISA and otherwise continues to fulfill the purposes for which the Plan was adopted and intended, (ii) as he or she may deem necessary in order to make technical or clarifying changes not inconsistent with or in order to fulfill the purposes of the Plan, (iii) as counsel may advise to be necessary to reflect new or revised Legal Limits, and (iv) in other respects except as will materially increase the cost of the Plan to the Company or its subsidiaries or the benefits of the Plan to Participants.

                                    ARTICLE 6
                                 Administration
                                 --------------

6.1 Committee Duties. This Plan shall be administered by a Committee, the members of which shall be appointed by the Board of Directors of the Company. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules, regulations, and procedures for the administration of this Plan, and to decide or resolve any and all questions
                including   interpretations  of  this  Plan,  as  may  arise  in
                connection with the Plan. Members of the Committee who are eligible to participate in the Plan may participate to the same extent as other Participants but shall not take part in any determination directly relating only to their own participation or benefits.

6.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents, including employees of the Company and Plan Participants, and may delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

6.3             Binding  Effect  of  Decisions.  The  decision  or action of the
                Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

6.4 Indemnity of Committee. The Company and Employer shall indemnify and hold harmless the members of the Committee and their agents and delegates against any and all claims, losses, damage, expense (including counsel fees) or liability arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or agents.

                                    ARTICLE 7
                                  Miscellaneous
                                  -------------

7.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of any Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer ("Policies"). Such Policies or other assets of the Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan. Any and all of the Employer's assets and Policies shall be, and remain, the general assets of the Employer. The Employer's obligation under the Plan shall merely constitute an unfunded and unsecured promise of the Employer to pay money in the future.

7.2 Nonassignability. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof or interest therein. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

7.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or his or her Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to deny to the Employer the right to discipline a Participant (including reducing his or her salary) or discharge him or her at any time.

7.4 Health Information. The Participant shall provide to the Company, if so requested and as a precondition for Plan participation, all health information and other information as the Company may require in order to purchase Policies.

7.5 Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of the State of New York.

7.6 Withholding. All payments that are to be made by an Employer to a Participant shall be subject to withholding for any and all taxes as the Employer in its discretion deems appropriate.

7.7 Binding Effect. The provisions of this Plan shall bind the Participant and his or her Beneficiaries, and shall bind and inure to the benefit of the Employer and its successors and assigns.

7.8 Borrowing. No portions of any accounts may be borrowed by a Participant or his or her Beneficiaries under this Plan.

7.9 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

7.10 Incapacity of Person Entitled To Payment. If the Committee shall reasonably determine, upon evidence satisfactory to it, that it is not desirable, because of the incapacity of the person who shall be entitled to receive any payment in accordance with the provisions of the Plan, to make such payment directly to such person, the Committee may apply such payment for the benefit of such person in any way that the Committee shall deem advisable, or the Committee may make such payment to any third person who, in the judgment of the Committee, will apply such payment for the benefit of the person entitled thereto. Such payment for the benefit of the person entitled thereto, or to a third person for his or her benefit, shall be a complete discharge of all liability with respect to such payment. The Committee may retain any amount that would otherwise be payable in accordance with the provisions of the Plan to a person who may be under legal disability until a representative of such person competent to receive such payment on his or her behalf shall have been appointed pursuant to law.

7.11 Captions. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

7.12 Construction. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.


l:\empb\plan\tophat97.doc
Revised:  March 18, 1997